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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of D&E Communications, Inc. (the "Company") of our report dated February 26, 1999 relating to the financial statements appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 26, 1999